UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2016 (September 27, 2016)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of the Acquisition or Disposition of Assets
On September 27, 2016, EZCORP, Inc. ("EZCORP") completed the previously announced sale of all of its issued and outstanding equity interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. ("Grupo Finmart"), a provider of consumer loans to government agency employees in Mexico, to Alpha Holding, S.A. de C.V. (“AlphaCredit”). The sale was completed substantially in accordance with the terms set forth in a Purchase Agreement dated July 1, 2016 (the “Purchase Agreement”), which was filed as Exhibit 2.1 to the Current Report on the Form 8-K filed by EZCORP with the U.S. Securities and Exchange Commission on July 6, 2016. The Purchase Agreement is incorporated herein by reference.
Pursuant to the Purchase Agreement, AlphaCredit purchased all of EZCORP's equity interests in Grupo Finmart, representing 93.78% of the issued and outstanding equity interests of Grupo Finmart, as well as a portion of the remaining interests held by the minority shareholders. The aggregate base price for 100% of Grupo Finmart was $50.0 million, subject to certain adjustments specified in the Purchase Agreement. Certain of the minority shareholders retained their equity interests in Grupo Finmart by entering into a shareholder agreement negotiated with AlphaCredit, and the portion of the purchase price attributable to such equity interests has been retained by AlphaCredit. Taking into consideration the $2.7 million attributable to the interests of the minority shareholders and following application of the purchase price adjustments (principally, working capital and non-operating debt adjustments), the purchase price payable to EZCORP was $40.9 million and, subject to the escrow amount described below, was paid in cash at closing. The purchase price is subject to final balance sheet adjustments within 90 days of closing.
An amount equal to 10% of the adjusted purchase price ($4.1 million) will be subject to indemnification claims and held in escrow for up to 18 months. AlphaCredit may also elect to withdraw funds from the escrow account to recover any amounts owed to it by reason of any post-closing purchase price adjustment. An additional $11.5 million was placed in a separate escrow account for tax purposes, and was released to EZCORP on September 29, 2016 upon the filing and delivery of certain required tax documentation.
The amount of intercompany indebtedness owed by Grupo Finmart to EZCORP at the time of closing ($60.2 million) was restructured into two notes issued by Grupo Finmart and guaranteed by AlphaCredit. Each note provides for quarterly interest payments and principal repayment in annual installments over three years on the anniversary dates of the closing (30% on the first anniversary, 40% on the second anniversary and 30% on the third anniversary). The note governing the Mexican Peso denominated intercompany debt (principal amount of approximately $8.2 million) is payable in Mexican Pesos at a 7.5% per annum interest rate, and the note governing the U.S. Dollar denominated intercompany debt (principal amount of approximately $52.0 million) is payable in U.S. Dollars at a 4% per annum interest rate.
In addition, in connection with the closing, EZCORP paid a total of $30.7 million to existing Grupo Finmart lenders and stepped into the position of those lenders, including related collateral, and assumed the receivable from Grupo Finmart with no change in terms. This debt includes $25.3 million in consolidated VIE debt supported by certain foreign currency hedge obligations of Grupo Finmart that have been guaranteed by EZCORP. The underlying VIE debt is now owed to EZCORP, and AlphaCredit, subject to certain exceptions, has agreed to reimburse EZCORP for any amounts EZCORP is required to pay under the guarantee. All of this debt is scheduled to be repaid to EZCORP in installments between closing and December 2017.
The Purchase Agreement provides for certain indemnification obligations of both EZCORP and AlphaCredit, subject to certain limitations. Generally, the maximum amount of EZCORP's indemnification obligations is (1) 15% of the adjusted purchase price for general representations and warranties, (2) 25% of the adjusted purchase price for Special Representations (as defined in the Purchase Agreement) and (3) 100% of the proceeds received from AlphaCredit for all other indemnification obligations, including Fundamental Representations (as defined in the Purchase Agreement).
The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement itself.
Item 7.01 — Regulation FD Disclosure
On September 28, 2016, EZCORP issued a press release announcing completion of the disposition described in Item 2.01 above. The full text of the press release is attached hereto as Exhibit 99.1.
The information set forth, or referred to, in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, unless such subsequent filing specifically references this Item 7.01 of this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits

(b)	Pro forma financial information.
Exhibit 99.2 to this Current Report contains unaudited pro forma condensed consolidated financial information of EZCORP related to the disposition described in Item 2.01 above, which is incorporated herein by reference. The unaudited pro forma condensed consolidated financial information of EZCORP was derived from EZCORP's historical consolidated financial statements and is presented to give effect to the disposition of Grupo Finmart. The information presented is not necessarily indicative of what EZCORP's financial position or results of operations actually would have been had EZCORP completed the sale of Grupo Finmart as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of EZCORP.

(d)	Exhibits.

99.1	Press Release of EZCORP, Inc. dated September 28, 2016
99.2
Pro forma Condensed Consolidated Financial Statements of EZCORP, Inc. for the fiscal years ended September 30, 2015, 2014 and 2013, and for the nine-months ended June 30, 2016, and as of June 30, 2016 (unaudited)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	September 29, 2016	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of EZCORP, Inc. dated September 28, 2016
99.2
Pro forma Condensed Consolidated Financial Statements of EZCorp, Inc. for the fiscal years ended September 30, 2015, 2014 and 2013, and for the nine-months ended June 30, 2016, and as of June 30, 2016 (unaudited)